UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 10, 2021

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of VerifyMe, Inc. (the “Company”) held on June 10, 2021, the Company’s stockholders voted on the matters described below.

Proposal 1.        The Company’s stockholders elected the following nominees as directors, each to serve for a one-year term expiring in 2022 and until their successors are duly elected and qualified.

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes
Chris Gardner	2,457,704	15,229	2,510,902
Marshall Geller	2,399,098	73,835	2,510,902
Howard Goldberg	2,422,757	50,176	2,510,902
Scott Greenberg	2,422,742	50,191	2,510,902
Arthur Laffer	2,453,541	19,392	2,510,902
Patrick White	2,457,118	15,815	2,510,902

Proposal 2.       The Company’s stockholders approved, on an advisory basis, the compensation for the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,434,662	31,644	6,627	2,510,902

Proposal 3.       The Company’s stockholders approved the VerifyMe, Inc. 2021 Stock Purchase Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,421,712	50,731	490	2,510,902

Proposal 4.        The Company’s stockholders ratified the selection of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Votes Abstained
4,957,964	24,397	1,474

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: June 11, 2021	By:	/s/ Patrick White
Patrick White
President and Chief Executive Officer